CABLE SYSTEM ACQUISITION AGREEMENT
                       ----------------------------------

         THIS CABLE SYSTEM ACQUISITION AGREEMENT (the "Agreement") is made and entered into as of the ____ day of August 2005 by and between Multiband Corporation a Minnesota corporation (the "Buyer"), and Dinamo Entertainment, Inc. a California corporation (the "Seller").

                                   WITNESSETH

         WHEREAS, the Seller owns, operates and maintains cable television systems serving residents of the apartment complexes identified on the attached Exhibit A (the "Properties"); and

         WHEREAS, the Seller entered into Rights of Entry Agreements identified on the attached Exhibit "B" with the owners of the Properties (the "Cable Agreements"). Exhibit "B" shall also contain the terms of said Cable Agreements.

         WHEREAS, the Seller has agreed to sell, and the Buyer has agreed to purchase (a) all of Seller's equipment used in the operation of the Seller's business internally such as computers, furniture and other fixed assets and equipment used in the operation of the cable television system located at the Properties, specifically including any and all cable home wiring, the headend (including all satellite dishes and antennas), all components and all internal and underground portions of the distribution systems (the "Distribution System") located on the Properties as identified on Exhibit "C" (the "Cable Systems") and
(b) all of Seller's right, title and interest in and to the Cable Agreements and related subscribers, upon the terms and conditions hereafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

         1.       Sale and Purchase of Cable Agreements and Cable Systems.
                  --------------------------------------------------------

                  At Closing (as defined below) the Seller shall sell, assign, transfer, deliver and convey to the Buyer, and the Buyer shall purchase and acquire from the Seller, the Cable Agreements and Cable Systems for a total purchase price of two million two thousand seven hundred dollars ($2,002,700). This sum shall be payable as follows: One hundred five thousand dollars ($105,000) as an agency commission to ExecuServ by electronic funds transfer or cashier's check with the balance of one million eight hundred ninety-seven thousand seven hundred dollars ($1,897,700) payable to Dinamo Entertainment, Inc., or the portion owed to the secured creditors listed on Exhibit D directly to said creditors, at Buyer's election, as follows: Four hundred seventy-five thousand dollars ($475,000) by electronic funds transfer or cashier's check, Six hundred thousand dollars ($600,000) in a forty-eight (48) month note payable monthly, carrying a fixed interest rate of six percent as detailed in Exhibit "K", Six hundred fifty-two thousand five hundred dollars ($652,500) in Multiband Corporation restricted Common Stock at a value of $1.50 per share, and the assumption of debt to Sherman Farnham of $170,200.00 in the following way: cash payment at closing of seventy-five thousand dollars ($75,000.00), Fifty thousand dollars ($50,000.00) of Multiband Corporation Common Stock (at market rate) and continuation of the lease payments on a note of Forty-five thousand two hundred dollars ($45,200.00). The purchase of the Cable Agreements and Cable Systems shall include all right, title and interest Seller owns in the subscribers and related cash flows generated as a result of said Cable Agreements. Seller warrants that the Cable Systems shall be in normal working condition as of the Closing Date (as defined herein). Buyer shall have the opportunity to inspect the Cable Systems prior to the Closing Date. Seller shall cooperate with all reasonable requests made by Buyer in connection with the performance of such inspection. Seller and Buyer agree that the purchase price allocation shall be as follows: Cable Systems, $1,450,000; Cable Agreements; $202,700; Goodwill; $350,000.

                  Seller agrees to provide Buyer with a Bill of Sale in the Form of Exhibit "E", attached hereto, simultaneously with Buyer's respective purchases of the Cable Agreements and Cable Systems.

         2. Termination of Rights. On the Closing Date (as defined herein),
            ----------------------
Seller shall sell, transfer, assign and convey all of Seller's rights, title and interest in and to (a) the Cable Systems and (b) the Cable Agreements to Buyer.

         3. No assumption of liabilities: Buyer shall not assume any liabilities of Seller and/or its individual shareholders pursuant to this Agreement other than the Sherman Farnham debt of $170,200. and those obligations to perform services under the Cable Agreements that arise subsequent to the Closing Date.

         4. Representations, Warranties and Covenants of the Seller. The Seller
            --------------------------------------------------------
represents and warrants to Buyer as follows:

                  a. The Seller is validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own the Cable Systems.

                  b. The execution, delivery and performance of this Agreement by the Seller have been duly and validly authorized. When duly and validly executed and delivered by Seller, this Agreement shall constitute the valid and binding agreement of the Seller, enforceable against Seller in accordance with its terms.

                  c. The Seller owns the Cable Agreements and Cable Systems and has the full right, power and authority to sell, transfer, assign and convey the Cable Agreements and Cable Systems to the Buyer. The Cable Systems are in good working order and do not require any modification, upgrade or repair by Buyer to provide video services as they are currently being provided to Seller's subscribers.

                  d. Seller shall deliver the Cable Agreements and Cable Systems to Buyer free and clear of any liens or encumbrances at time of transfer, including any tax liens, except those liens identified in Exhibit "D".

                  e. There is no litigation, action, suit or proceeding pending or, to the best of Seller's knowledge, threatened against or relating to the Cable Systems. Dinamo Entertainment, Inc. and Morris Eisenman personally, are Defendants in a suit filed by ClearBay against a Dinamo property not included in this asset sale, The Regatta Condominiums of Marina Del Rey, California.

                  f. Exhibit "C" contains a true and complete list of the equipment and other tangible property included in the Cable Systems.

                  g. The Cable Agreements are in full force and effect and Seller is not in breach or default of any terms or conditions thereunder, and no event has occurred that if notice was delivered, would constitute a breach or default under the terms of the Cable Agreement, including any payments of commissions or revenue shares to Landlords.

                  h. Seller is aware of no facts and has not received any notice or other communication from any person stating or alleging that Seller is not in compliance in any material respect with all requirements of (i) the FCC rules and regulations of the Cable Act, (ii) any Authorization, or that any Authorization has been revoked, suspended, has expired, or is otherwise not in full force and effect or (iii) any other applicable Legal Requirement.

                   i. Exhibit E contains a true and complete list of the live subscribers and current monthly cash flows related to the Cable Agreements.

                  j. Seller does not owe any unpaid wages, vacation accruals or other claims or expenses to any of Seller's employees as of the date of closing.

                  k. All owned office and fixed asset equipment necessary for Buyer to operate Seller's assets sold hereunder is being transferred by Seller to Buyer pursuant to this Agreement. Leased equipment may be retained by buyer by assuming or paying-off the leases or may be returned to lessors and early termination fees paid at buyers option.

         5. Representations and Warranties of the Buyer: The Buyer represents
            --------------------------------------------
and warrants to the Seller as follows:

                  a. The Buyer is validly existing and in good standing under the laws of Minnesota.

                  b. The execution, delivery and performance of this Agreement by the Buyer have been duly and validly authorized. When duly and validly executed and delivered by the Buyer, this Agreement shall constitute the valid and binding agreement of the Buyer, enforceable against Buyer in accordance with its terms.

         6. Conditions Precedent to Obligations of Buyer. The obligation of the
            ---------------------------------------------
Buyer to be performed at or prior to the Closing shall be subject to the fulfillment on or prior to the Closing Date of all the conditions set forth below:

                  a. Each of the representations and warranties of the Seller contained in this Agreement shall have been true when made and at all times after the date when made, to and including the Closing Date.

                  b. The Seller shall have performed all of its obligations under this Agreement; to the extent such obligations were required to have been performed on or prior to the Closing Date.

         7. Deliveries to the Buyer on the Closing Date.
            --------------------------------------------

                  The Seller shall deliver or cause to be delivered to the Buyer on the Closing Date the following:

                  a. A completed copy of Exhibit "C", which contains a list of all equipment and other tangible property being purchased by Buyer hereunder.

b. An executed Bill of Sale in the form attached hereto as Exhibit "E" for the Cable Agreements and the Cable Systems.

                  c. true and correct copies of all of Seller's leases and right of entry agreements, signed by the Property Owner or Management Company.

         8. Indemnification. The Seller shall indemnify, hold harmless and
            ----------------
defend the Buyer from and against any and all damages, costs and expenses (including reasonable attorneys' fees) arising from any misrepresentation, breach of warranty or non-fulfillment of any agreement, covenant, term or condition under this Agreement. The Buyer shall indemnify, hold harmless and defend the Seller from and against any and all damages, costs and expenses (including reasonable attorneys' fees) arising from any misrepresentation, breach of warranty or non-fulfillment of any agreement, covenant, term or condition under this Agreement.

         9. Mutual Release of Claims and Covenants Not to Sue. Upon execution of
            --------------------------------------------------
this Agreement by Seller and Buyer, the Parties (on behalf of themselves and their representatives, agents, attorneys, insurers, predecessors, successors, assigns, officers, directors, shareholders, employees, parents, subsidiaries, divisions and any person or entity claiming by or through them) unconditionally release, acquit, forever discharge, and covenant not to sue without limitation, each other, and their representatives, agents, employees, attorneys, insurers, heirs, estates, successors, assigns, limited and general partners, shareholders, insurers, family members, heirs, beneficiaries, devisees, and any other person or entity claiming by, through, or because of them, from and on each and every right, claim, complaint, demand, cause of action, proceedings, and damage of whatsoever kind or nature which they now have, have had, or might have at any time hereafter relating to or arising out of any act, transaction, or occurrence, arising before the execution of this Agreement and Release, including without limitation each and every claim for any type of relief or remedy whatsoever based upon any theory whatsoever, whether known or unknown at this time, and specifically including any claims and causes of action relating to or arising out of the referral of Dinamo to the Regatta Homeowners Association by Minnesota Digital Universe, including claims under any federal or state statute or regulation, and including any common law, contractual or tort claims or causes of action and including all claims that were brought or that could have been brought in the action styled ClearBay Communications, Inc. v. Regatta Seaside Homeowners Association; et al., Case No. BC334739 filed in the Superior Court of the State of California for the County of Los Angeles, Central District. The Parties acknowledge that they are releasing each other of all claims, known or unknown, suspected or unsuspected.

         10. True Up: Nine months from the close of this agreement, or on April 30, 2006, whichever is later, a True Up of the subscribers at the listed properties shall be conducted jointly by Buyer and Seller. Buyer shall have the right to reduce the Purchase Price by seven hundred dollars ($700) per subscriber for every subscriber less than 2861 as of the date of True Up, but is required to pay to Seller an additional seven hundred dollars ($700) per subscriber over 2861 determined on that date. Any upward true up amount paid shall strictly be limited to live subscribers that exist as of the true up date at the following four properties: Douglas Building, SeaHaus Condominiums, Metrome, and Mission Meridian. Buyer shall also have the right to reduce the Purchase Price dollar for dollar by any unsatisfied liens in existence as of Closing should Buyer have failed to deliver the assets lien free. Any reductions herein shall be taken against the $600,000 note to Seller but additional payments shall be in the form of electronic funds transfer or cashier's check.

         11. Closing. Closing of this Agreement (the "Closing") shall take place
             --------
on or before August 26, 2005 (the "Closing Date"). The effective date of this Agreement shall be September 1 , 2005. Seller shall run all operations in the ordinary course of business between the Closing and Effective dates and shall not sell or otherwise dispose of any assets in the interim.

         12. Additional Documents. Seller shall, at the request of the Buyer,
             ---------------------
whether before or after the Closing, execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting completely the consummation of this Agreement and the transactions herein contemplated.

         13. Termination. Unless such date is extended in writing by the
             ------------
parties, this Agreement shall terminate if the Closing does not take place on or before September 30, 2005. Upon such a termination, the parties shall have no further liability to each other under this Agreement.

         14. Employment Agreements. The Employment Agreements attached as
             ----------------------
Exhibits "H", "I" and "J" are an integral part of this Agreement.

         15. Entire Agreement and Modifications. No representations, promise,
             -----------------------------------
inducement, or statement of intention has been made by the Seller or Buyer which is not embodied in this Agreement or in the exhibits or other documents delivered pursuant hereto or in connection with the transaction contemplated hereby, and neither Seller nor Buyer shall be bound by or liable for any alleged representation, promise, inducement, or statement of intention not so set forth. This Agreement may be modified or amended only by written instrument signed by each of the parties hereto.

         16. Successors and Assigns. This Agreement shall inure to the benefit
             -----------------------
of and be binding upon the parties hereto and their respective successors and assigns.

         17. Governing Law. This Agreement shall be governed by and construed in
             --------------
accordance with the laws of the State of California. The parties agree that jurisdiction relating to any dispute hereunder shall be held in Los Angeles County District Court, Los Angeles, California or US District Court for the Central District of California in Los Angeles, California, whichever is applicable.

         18. Notices. All notices, demands and other communications to be given
             --------
or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three business days after being mailed by first class U.S. mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Buyer or Seller will, unless another address is specified in writing, be sent to the address indicated below:

             The balance of this page is intentionally left blank.
             -----------------------------------------------------

Notices to Seller:                          with a copy to:
Morris Eisenman                             Sev MacPete
Dinamo Entertainment, Inc.                  ExecuServ
1605 Eolus Avenue                           3203 Felton Street
Encinitas, CA 92024                         San Diego, CA 92104
Telecopy: 760-479-0405                      Telecopy:  619-280-6663


Notices to Buyer:                           with a copy to:
Jim Mandel                                  Steven Bell
Multiband Corporation                       Multiband Corporation.
9449 Science Center Drive                   9449 Science Center Drive
New Hope, Minnesota  55428                  New Hope, Minnesota  55428
Telecopy: 763-504-3060                      Telecopy:  763-504-3060


IN WITNESS WHEREOF, the Seller and Buyer have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                            Seller
                                            Dinamo Entertainment, Inc.



                                            By: ________________________________
                                            Print Name:  Morris Eisenman
                                            Title:  Chief Executive Officer



                                            Multiband Corporation



                                            By: ________________________________
                                            Print Name:  Jim Mandel
                                            Title:  Chief Executive Officer

                                    EXHIBIT A

                            Description of Properties
                            -------------------------

10364 Almayo, 10364 Almayo, Los Angeles, CA 90024   24 units

Beverly Hills Hamptons, 234 South Gale Dr. & 235 South Tower, Beverly Hills,
CA 90211    49 units

Ocean Plaza, 531 Esplanade, Redondo Beach, CA 90277  80 units
The Remington Plaza, 10727 Wilshire Blvd., Los Angeles, CA 90024   98 units

Sorrento Grill, 723 Pallisades Beach Road, Santa Monica, CA   90402    25 units
Views of the Pacific, 1775 Ohio, Long Beach, CA  90804    59 units

Westwood Diplomat, 1840 Veteran Avenue, Los Angeles, CA 90025   24 units
15057 Burbank, 15057 Burbank, Van Nuys, CA 91411   12 units

Continental Building, 408 S. Spring, Los Angeles, CA 90013   56 units

Hellman Building, 411 S. Main, Los Angeles, CA 90013   104 units

Highland Terraces, 1940 N. Highland, Los Angeles, CA 90068   81 units
San Fernando Building, 400 S. Main, Los Angeles, CA 90013   70 units

Vista Montoya, 1118 Valencia & 1119 Albany & 1425 W. 12th Street, Los Angeles, CA 90015 180 units

908 Alfred, 908 North Alfred, Los Angeles, CA 90015   6 units

910 Alfred, 910 North Alfred, Los Angeles, CA 90069   5 units

916 Alfred, 916 North Alfred, Los Angeles, CA 90069   8 units

Villa Cardiff, 1118 South Cardiff, Los Angeles, CA 90035   7 units

The Tuscany, 11022 Aqua Vista, Los Angeles, CA 91602   26 units

Brentana Court, 11636 Montana Avenue, Los Angeles, CA 90272   33 units

Briarcliff Condominiums, 8701 Delganey Avenue, Playa Del Rey, CA 90293  60 units

Brookside Village, 621 South Prospect, Redondo Beach, CA 90277   380 units

Casa Bahia, 535 and 555 Esplanade, Redondo Beach, CA 90277    54 units

Casa Serena, 420 South Madison Avenue, Pasadena, CA 91101    50 units

Colony at Westwood, 1440 Veteran, Los Angeles, CA 90024    256 units

Excelsior, 575 South Barrington Avenue, Los Angeles, CA 90049   50 units

900 Euclid, 900 Euclid Street, Santa Monica, CA 90405   34 units

Florentine Towers, 8710 Delgany Street, Playa Del Rey, CA 90293   32 units

French Quarter, 5674 Windsor Way, Culver City, CA 90230    82 units

Green Valley Circle, 5870 Green Valley Circle, Los Angeles, CA 90230   98 units

3619 Hughes Avenue Apartments, 3619 Hughes Avenue, Los Angeles, CA 90034 6 units

Laurel Villa, 15000 Halldale Street, Gardena, CA 90247 56 units 125 Montana, 125

Montana, Santa Monica, CA 90403 32 units

Oak Villa Condominiums, 29500 Oak Street, Lomita, CA 90717 23 units

101 Ocean Avenue, 101 Ocean Avenue, Santa Monica, CA 90402 59 units

757 Ocean, 757 Ocean Avenue, Santa Monica, CA 90402 51 units

Ocean Club, 1310 Ocean Avenue, Long Beach, CA 90802 118 units

Orpheum Lofts, 842 & 846 South Broadway, Los Angeles, CA 90014         38 units

Park Beverly, 221 South Gale Drive, Beverly Hills, CA 90211   32 units

Rose Tree Condominiums, 111 South Orange Grove Blvd., Pasadena, CA 91105
39 units

Salvation Army at 2726 Reservoir, 2722, 2726 & 2730 Reservoir Street, Los Angeles, CA 90026 29 units

Sea View Collection, 3002 3rd Street, Santa Monica, CA 90405 26 units

Sea View Condos, 2115 3rd Street, Santa Monica, CA 90405  18 units

Sea View Condominiums, 2913 3rd Street, Santa Monica, CA 90405         21 units

Sea Colony III, 1 Ocean Park Blvd., Santa Monica, CA 90405     155 units

The Verona, 11115 Aqua Vista, Studio City, CA 91602  17 units

Toy Loft Condominiums, 214 South Santa Fe, Los Angeles, CA 90012        20 units

Venice Art Lofts, 615 Hampton Drive, Los Angeles, CA 90291     51 units

Valley Circle Townhomes, 6855 Valley Circle Drive, West Hills, CA 91307
85 units

Via Dolce Townhomes, 5100 Via Dolce and 306 Bora Bora Way, Marina Del Rey, CA 90292 84 units

Wellesley Ash Condominiums, 1245 Wellesley, Los Angeles, CA 90025
12 units

Wilshire Barrington, 1242 and 1262 South Barrington, Los Angeles, CA 90025 66 units

Windsor Townhomes, 21201-21157 Lassen Street, Chatsworth, CA 91311
105 units

Wynnbriar Townhomes, 6151Canterberry Drive, Culver City, CA 90230       33 units

California State University, Los Angeles, 5300 Paseo Rancho Castillo,
Los Angeles, CA 90032     192 units

Little Tokyo Lofts, 420 South San Pedro, Los Angeles, CA 90013   162 units

PV Victoria, 6758 Los Verdes Drive, Rancho Palos Verdes, CA 90275   390 units

Windsor Gardens Healthcare Center of the Valley, 13000 Victory Blvd., North Hollywood, CA 91606 42 units

Azzurra, 13700 Marina Point Drive, Los Angeles, CA 90292      450 units

International Village, 1100 Everton Place, Riverside, CA 92507    94 units

Burbank Village Walk, 150 San Fernando Blvd., Burbank, CA 91502        140 units

Gardens at Darlington, 11863 Darlington Ave., Los Angeles, CA 90025 39 units

14322 Dickens, 14322 Dickens, Sherman Oaks, CA 91403  9 units

1630 N. Swall Drive, 1630 N. Swall, Beverly Hills, CA 90211  10 units

Douglas Building, 257 Spring Street, Los Angeles, CA 90012     50 units

SeaHaus Condominiums, 5509 La Jolla, La Jolla, CA 92037       138 units

Metrome, 1150 J Street, San Diego, CA 92101 180 units

Mission Meridian, 801 Meridian Ave., South Pasadena, CA 90013 73 units

Total  67 Properties

                                    EXHIBIT B
                                    ---------
                         Description of Cable Agreements
                         -------------------------------

10364 Almayo, 10364 Almayo, Los Angeles, CA 90024 24 units BULK contract expires 1/24/2008 but has three 5-year auto-renewals

Beverly Hills Hamptons, 234 South Gale Dr. & 235 South Tower, Beverly Hills,
CA 90211   49 units BULK contract expires 2/8/2006 but has five 1-year automatic renewals

Ocean Plaza, 531 Esplanade, Redondo Beach, CA 90277 80 units BULK contract expires 7/29/2005 but has three 5-year auto-renewals

The Remington Plaza, 10727 Wilshire Blvd., Los Angeles, CA 90024 98 units BULK contract expires 1/28/2006 but has up to five 2 year renewals on mutual agreement

Sorrento Grill, 723 Pallisades Beach Road, Santa Monica, CA 90402 25 units BULK contract expires 7/30/2007 but has three 5-year auto-renewals

Views of the Pacific, 1775 Ohio, Long Beach, CA 90804 59 units BULK Contract expires 5/1/2008 but has three 5-year auto-renewals

Westwood Diplomat, 1840 Veteran Avenue, Los Angeles, CA 90025 24 units BULK contract expires 4/24/2007

15057 Burbank, 15057 Burbank, Van Nuys, CA 91411 12 units EXCLUSIVE contract expires 3/7/2006 but has three 5-year auto-renewals

Continental Building, 408 S. Spring, Los Angeles, CA 90013 56 units EXCLUSIVE contract expires 3/20/2006 but has three 5-year auto-renewals

Hellman Building, 411 S. Main, Los Angeles, CA 90013 104 units EXCLUSIVE contract expires 12/15/2005 but has three 5-year auto-renewals with Dinamo 60-day notice

Highland Terraces, 1940 N. Highland, Los Angeles, CA 90068 81 units EXCLUSIVE contract expires 4/1/2007 but has four 3-year renewals

San Fernando Building, 400 S. Main, Los Angeles, CA 90013 70 units EXCLUSIVE contract expires 8/15/2005 but has three 5-year auto-renewals with Dinamo 60-day notice

Vista Montoya, 1118 Valencia & 1119 Albany & 1425 W. 12th Street, Los Angeles, CA 90015 180 units EXCLUSIVE contract expires 3/21/2005 but has eleven 1-year auto-renewals

908 Alfred, 908 North Alfred, Los Angeles, CA 90015 6 units EXCLUSIVE contract expires 4/22/2008 but has three 5-year auto-renewals

910 Alfred, 910 North Alfred, Los Angeles, CA 90069 5 units EXCLUSIVE contract expires 3/29/2007 but has three 5-year auto-renewals

916 Alfred, 916 North Alfred, Los Angeles, CA 90069 8 units EXCLUSIVE contract expires 6/24/2007 but has three 5-year auto-renewals

Villa Cardiff, 1118 South Cardiff, Los Angeles, CA 90035 7 units EXCLUSIVE contract expires 3/29/2007 but has three 5-year auto-renewals

The Tuscany, 11022 Aqua Vista, Los Angeles, CA 91602 26 units Non-exclusive contract expires 1/17/2006 but has fourteen additional 1-year terms, mutual written consent

Brentana Court, 11636 Montana Avenue, Los Angeles, CA 90272 33 units Non-exclusive contract expires 4/2/2008 but has three 5-year auto-renewals

Briarcliff Condominiums, 8701 Delganey Avenue, Playa Del Rey, CA 90293 60 units Non-exclusive contract expires 4/30/2007 but has two remaining 5-year auto-renewals

Brookside Village, 621 South Prospect, Redondo Beach, CA 90277 380 units Non-exclusive contract expires 3/31/2006 but has up to 14 additional one-year mutual-consent renewals

Casa Bahia, 535 and 555 Esplanade, Redondo Beach, CA 90277 54 units Non-exclusive contract expires 11/22/2010 but has two 5-year auto-renewals

Casa Serena, 420 South Madison Avenue, Pasadena, CA 91101 50 units Non-exclusive contract expires 4/18/2006 but has 15 remaining 1-year auto-renewals

Colony at Westwood, 1440 Veteran, Los Angeles, CA 90024 256 units Non-exclusive contract expires 10/31/2007

Excelsior, 575 South Barrington Avenue, Los Angeles, CA 90049 50 units Non-exclusive contract expires 2/18/2009 but has three 5-year auto-renewals

900 Euclid, 900 Euclid Street, Santa Monica, CA 90405 34 units Non-exclusive contract expires 12/19/2005 but has five remaining 1-year auto-renewals

Florentine Towers, 8710 Delgany Street, Playa Del Rey, CA 90293 32 units Non-exclusive contract expires 4/1/2006 but has three 5-year renewals upon mutual consent

French Quarter, 5674 Windsor Way, Culver City, CA 90230 82 units Non-exclusive contract expires 4/27/2008 but has three 5-year renewals upon mutual consent

Green Valley Circle, 5870 Green Valley Circle, Los Angeles, CA 90230 98 units Non-exclusive contract expires 4/11/2007 but has three 5-year auto-renewals

3619 Hughes Avenue Apartments, 3619 Hughes Avenue, Los Angeles, CA 90034 6 units Non-exclusive contract expires 9/26/2007 but has three 5-year auto-renewals

Laurel Villa, 15000 Halldale Street, Gardena, CA 90247 56 units Non-exclusive contract expired 4/26/2003, Now month-to-month

125 Montana, 125 Montana, Santa Monica, CA 90403 32 units Non-exclusive contract expires 3/28/2006 but has three 5-year auto-renewals

Oak Villa Condominiums, 29500 Oak Street, Lomita, CA 90717 23 units Non-exclusive contract expires 12/1/2005 but has three 5-year auto-renewals

101 Ocean Avenue, 101 Ocean Avenue, Santa Monica, CA 90402 59 units Non-exclusive contract expires 10/10/2006 but has three 5-year auto-renewals

757 Ocean, 757 Ocean Avenue, Santa Monica, CA 90402 51 units Non-exclusive contract expires 6/16/2007 but has three 5-year auto-renewals

Ocean Club, 1310 Ocean Avenue, Long Beach, CA 90802 118 units Non-exclusive contract expires 9/22/2005 but has two 1-year auto-renewals unless HOA rejects w/60 days notice

Orpheum Lofts, 842 & 846 South Broadway, Los Angeles, CA 90014 38 units Non-exclusive contract expires 7/14/2008 but has three 5-year auto-renewals

Park Beverly, 221 South Gale Drive, Beverly Hills, CA 90211 32 units Non-exclusive contract expires 1/21/2008 but has one 5-year auto-renewal, followed by two optional 5-year renewals

Rose Tree Condominiums, 111 South Orange Grove Blvd., Pasadena, CA 91105 39 units Non-exclusive contract expires 5/22/2007 but has three 5-year auto-renewal, followed by 3 5-year auto-renewals

Salvation Army at 2726 Reservoir, 2722, 2726 & 2730 Reservoir Street, Los Angeles, CA 90026 29 units Non-exclusive contract expires 11/13/2007 but has three 5-year auto-renewals

Sea View Collection, 3002 3rd Street, Santa Monica, CA 90405 26 units Non-exclusive contract expires 4/7/2006 but has two 5-year auto-renewals

Sea View Condos, 2115 3rd Street, Santa Monica, CA 90405 18 units Non-exclusive contract expires 5/2/2006 but has two remaining 5-year auto-renewals

Sea View Condominiums, 2913 3rd Street, Santa Monica, CA 90405 21 units Non-exclusive contract expires 5/19/2006 but has two remaining 5-year auto-renewals

Sea Colony III, 1 Ocean Park Blvd., Santa Monica, CA 90405 155 units Non-exclusive contract expired 6/1/2004 and is Now Month-to-Month

The Verona, 11115 Aqua Vista, Studio City, CA 91602 17 units Non-exclusive contract expires 11/1/2007

Toy Loft Condominiums, 214 South Santa Fe, Los Angeles, CA 90012 20 units Non-exclusive contract expires 7/11/2007 but has three 5-year auto-renewals

Venice Art Lofts, 615 Hampton Drive, Los Angeles, CA 90291 51 units Non-exclusive contract expires 4/9/2009 but has three 5-year auto-renewals

Valley Circle Townhomes, 6855 Valley Circle Drive, West Hills, CA 91307 85 units Non-exclusive contract expires 9/14/2006 but has three 5-year auto-renewals

Via Dolce Townhomes, 5100 Via Dolce and 306 Bora Bora Way, Marina Del Rey, CA 90292 84 units Non-exclusive contract expires 7/19/2006 but has three 5-year auto-renewals

Wellesley Ash Condominiums, 1245 Wellesley, Los Angeles, CA 90025 12 units Non-exclusive contract expires 2/6/2010 but has three 5-year auto-renewals

Wilshire Barrington, 1242 and 1262 South Barrington, Los Angeles, CA 90025 66 units Non-exclusive contract expires 11/19/2007

Windsor Townhomes, 21201-21157 Lassen Street, Chatsworth, CA 91311 105 units Non-exclusive contract expires 2/22/2006 but has five 1-year automatic renewals remaining

Wynnbriar Townhomes, 6151 Canterberry Drive, Culver City, CA 90230 33 units Non-exclusive contract expires 3/19/2008 but has three 5-year auto-renewals

California State University, Los Angeles, 5300 Paseo Rancho Castillo,
Los Angeles, CA 90032 192 units SMATV Only contract expires 12/12/2009 but has three additional 5- year terms, upon mutual consent

Little Tokyo Lofts, 420 South San Pedro, Los Angeles, CA 90013 162 units SMATV & Exclusive contract expires 3/5/2006 but has two additional 3-year auto-renewals

PV Victoria, 6758 Los Verdes Drive, Rancho Palos Verdes, CA 90275 390 units SMATV & Exclusive contract expires 10/9/2007 but has three 5-year options, at property owner's discretion

Windsor Gardens Healthcare Center of the Valley, 13000 Victory Blvd., North Hollywood, CA 91606 42 units SMATV contract expires 2/8/2008 but has additional 3-year renewals upon mutual consent

Azzurra, 13700 Marina Point Drive, Los Angeles, CA 90292 450 units SMATV with Digital Overlay contract expires 4/1/2013 but has three 8-year renewals on mutual consent

International Village, 1100 Everton Place, Riverside, CA 92507 94 SMATV Contract expired Now month to month

Burbank Village Walk, 150 San Fernando Blvd., Burbank, CA 91502 140 unit BULK contract expires 5/1/2010 but has three 5-year automatic renewals

Gardens at Darlington, 11863 Darlington Ave., Los Angeles, CA 90025 39 units Non-exclusive contract expires 4/1/2010 but has three 5-year renewals subject to satisfactory performance

14322 Dickens, 14322 Dickens, Sherman Oaks, CA 91403 9 units Non-exclusive contract expires 12/6/2009 but has three 5-year auto-renewals

1630 N. Swall Drive, `630 N. Swall, Beverly Hills, CA 90211 10 units Non-exclusive contract expires 12/1/2009 but has three 5-year auto-renewals

Douglas Building, 257 Spring Street, Los Angeles, CA 90012 50 units Non-exclusive contract expires 5/1/2008 but has three 3-year auto-renewals

SeaHaus Condominiums, 5509 La Jolla, La Jolla, CA 92037 138 units Non-exclusive contract expires 6/1/2008 but has annual renewals by mutual consent

Metrome, 1150 J Street, San Diego, CA 92101 180 units Non-exclusive contract expires 9/1/2010 but has three 5-year auto-renewals

Mission Meridian, 801 Meridian Ave., South Pasadena, CA 90013 73 units Non-exclusive contract expires 10/1/2010 but has three 5-year renewals with mutual consent

                                    EXHIBIT C

                          Description of Cable Systems
                          ----------------------------

10364 Almayo, 10364 Almayo, Los Angeles, CA 90024    Basic L-Band owned by
Dinamo with a value of $2000

Beverly Hills Hamptons, 234 South Gale Dr. & 235 South Tower, Beverly Hills, CA 90211 Basic L-Band owned by Dinamo with a value of $5000

Ocean Plaza, 531 Esplanade, Redondo Beach, CA 90277 Basic L-Band owned by
Building

The Remington Plaza, 10727 Wilshire Blvd., Los Angeles, CA 90024 Hi Def Sonora System owned by Dinamo with a value of $7500

Sorrento Grill, 723 Pallisades Beach Road, Santa Monica, CA 90402 Sonora Basic/NAS Hi Def basic owned by Dinamo with value of $3000, hi def system owned by Building

Views of the Pacific, 1775 Ohio, Long Beach, CA 90804 Basic L-Band owned by Dinamo with a value of $3500

Westwood Diplomat, 1840 Veteran Avenue, Los Angeles, CA 90025 Basic L-Band owned by Dinamo with a value of $2000

15057 Burbank, 15057 Burbank, Van Nuys, CA 91411 Basic L-Band owned by Dinamo with a value of $1500

Continental Building, 408 S. Spring, Los Angeles, CA 90013 Basic L-Band owned by Dinamo with a value of $3500

Hellman Building, 411 S. Main, Los Angeles, CA 90013 Basic L-Band owned by Dinamo with a value of $5000

Highland Terraces, 1940 N. Highland, Los Angeles, CA 90068   Basic L-Band owned
by Dinamo with a value of $3500

San Fernando Building, 400 S. Main, Los Angeles, CA 90013 Basic L-Band owned by Dinamo with a value of $4000

Vista Montoya, 1118 Valencia & 1119 Albany & 1425 W. 12th Street, Los Angeles, CA 90015 Basic L-Band owned by Dinamo with a value of $6000

908 Alfred, 908 North Alfred, Los Angeles, CA 90015 Basic L-Band owned by
Building

910 Alfred, 910 North Alfred, Los Angeles, CA 90069  Basic L-Band owned by
Building

916 Alfred, 916 North Alfred, Los Angeles, CA 90069  Basic L-Band owned by
Building

Villa Cardiff, 1118 South Cardiff, Los Angeles, CA 90035 Basic L-Band owned by Building

The Tuscany, 11022 Aqua Vista, Los Angeles, CA 91602 Basic L-Band owned by Building

Brentana Court, 11636 Montana Avenue, Los Angeles, CA 90272 Basic L-Band owned by Dinamo with a value of $2000

Briarcliff Condominiums, 8701 Delganey Avenue, Playa Del Rey, CA 90293 Basic L-Band owned by Dinamo with a value of $2500

Brookside Village, 621 South Prospect, Redondo Beach, CA 90277 Basic L-Band owned by Dinamo with a value of $10000

Casa Bahia, 535 and 555 Esplanade, Redondo Beach, CA 90277 Basic L-Band owned by Dinamo with a value of $3500

Casa Serena, 420 South Madison Avenue, Pasadena, CA 91101 Basic L-Band owned by Dinamo with a value of $2500

Colony at Westwood, 1440 Veteran, Los Angeles, CA 90024 Basic L-Band owned by Dinamo with a value of $6000

Excelsior, 575 South Barrington Avenue, Los Angeles, CA 90049 Basic L-Band owned by Dinamo with a value of $3500

900 Euclid, 900 Euclid Street, Santa Monica, CA 90405   Basic L-Band owned by
Dinamo with a value of $2500

Florentine Towers, 8710 Delgany Street, Playa Del Rey, CA 90293 Basic L-Band owned by Dinamo with a valueof $2000

French Quarter, 5674 Windsor Way, Culver City, CA 90230 Basic L-Band owned by Dinamo with a value of $3500

Green Valley Circle, 5870 Green Valley Circle, Los Angeles, CA 90230 Basic L-Band owned by Dinamo with a value of $3500

3619 Hughes Avenue Apartments, 3619 Hughes Avenue, Los Angeles, CA 90034 Basic L-Band owned by Dinamo with a value of $1250

Laurel Villa, 15000 Halldale Street, Gardena, CA 90247 Basic L-Band owned by Dinamo with a value of $3000

125 Montana, 125 Montana, Santa Monica, CA 90403 Basic L-Band owned by Dinamo with a value of $2000

Oak Villa Condominiums, 29500 Oak Street, Lomita, CA 90717 Basic L-Band owned by Dinamo with a value of $2000

101 Ocean Avenue, 101 Ocean Avenue, Santa Monica, CA 90402 Basic L-Band owned by Dinamo with a value of $3500

757 Ocean, 757 Ocean Avenue, Santa Monica, CA 90402 Basic L-Band owned by Dinamo with a value of $2000

Ocean Club, 1310 Ocean Avenue, Long Beach, CA 90802 Basic L-Band owned by Dinamo with a value of $3500

Orpheum Lofts, 842 & 846 South Broadway, Los Angeles, CA 90014 Sonora Hi-Def System owned by Dinamo with a value of $5000

Park Beverly, 221 South Gale Drive, Beverly Hills, CA 90211 Basic L-Band owned by Dinamo with a value of $1750

Rose Tree Condominiums, 111 South Orange Grove Blvd., Pasadena, CA 91105 Basic L-Band owned by Dinamo with a value of $1750

Salvation Army at 2726 Reservoir, 2722, 2726 & 2730 Reservoir Street, Los Angeles, CA 90026 Basic L-Band owned by Dinamo with a value of $1750

Sea View Collection, 3002 3rd Street, Santa Monica, CA 90405 Basic L-Band owned by Dinamo with a value of $1750

Sea View Condos, 2115 3rd Street, Santa Monica, CA 90405 Basic L-Band owned by Dinamo with a value of $1750

Sea View Condominiums, 2913 3rd Street, Santa Monica, CA 90405 Basic L-Band owned by Dinamo with a value of $1750

Sea Colony III, 1 Ocean Park Blvd., Santa Monica, CA 90405 Basic L-Band owned by Dinamo with a value of $6000

The Verona, 11115 Aqua Vista, Studio City, CA 91602 Basic L-Band owned by the Building

Toy Loft Condominiums, 214 South Santa Fe, Los Angeles, CA 90012 Basic L-Band owned by Dinamo with a value of $1750

Venice Art Lofts, 615 Hampton Drive, Los Angeles, CA 90291 Sonora Hi-Def System owned by Dinamo with a value of $4000

Valley Circle Townhomes, 6855 Valley Circle Drive, West Hills, CA 91307 Sonora Hi-Def System owned by Dinamo with a value of $8000

Via Dolce Townhomes, 5100 Via Dolce and 306 Bora Bora Way, Marina Del Rey, CA 90292 Basic L-Band owned by Dinamo with a value of $4000

Wellesley Ash Condominiums, 1245 Wellesley, Los Angeles, CA 90025 NAS Hi-Def System owned by Dinamo with a value of $1500

Wilshire Barrington, 1242 and 1262 South Barrington, Los Angeles, CA 90025 Basic L-Band owned by Dinamo with a value of $2500

Windsor Townhomes, 21201-21157 Lassen Street, Chatsworth, CA 91311 Basic L-Band owned by Dinamo with a value of $4000

Wynnbriar Townhomes, 6151Canterberry Drive, Culver City, CA 90230   Basic L-Band
owned by Dinamo with a value of $2500

California State University, Los Angeles, 5300 Paseo Rancho Castillo, Los Angeles, CA 90032 SMATV System owned by the facility

Little Tokyo Lofts, 420 South San Pedro, Los Angeles, CA 90013 SMATV System owned by the Building and a Basic L-Band System owned by Dinamo with a value of $4000

PV Victoria, 6758 Los Verdes Drive, Rancho Palos Verdes, CA 90275 SMATV System owned by the complex and a Basic L-Band System owned by Dinamo with a value of $10000

Windsor Gardens Healthcare Center of the Valley, 13000 Victory Blvd., North Hollywood, CA 91606 SMATV System owned by the Building

Azzurra, 13700 Marina Point Drive, Los Angeles, CA 90292 SMATV, NAS Hi-Def and Sonora Basic System owned by Dinamo with a value of $35000

International Village, 1100 Everton Place, Riverside, CA 92507 SMATV System owned by the Building

Burbank Village Walk, 150 San Fernando Blvd., Burbank, CA 91502   Sonora Hi-Def
System owned by Dinamo with a value of $12500

Gardens at Darlington, 11863 Darlington Ave., Los Angeles, CA 90025 Sonora Hi-Def System owned by Dinamo with a value of $3500

14322 Dickens, 14322 Dickens, Sherman Oaks, CA 91403 NAS Hi-Def System owned by the Building

1630 N. Swall Drive, 1630 N. Swall, Beverly Hills, CA 90211 NAS Hi-Def System owned by the Building

Douglas Building, 257 Spring Street, Los Angeles, CA 90012 NAS Hi-Def System owned by Dinamo with a value of $3500

SeaHaus Condominiums, 5509 La Jolla, La Jolla, CA 92037 Sonora Hi-Def System owned by Dinamo with a value of $10000

Metrome, 1150 J Street, San Diego, CA 92101 NAS Hi-Def System owned by Dinamo with a value of $7500

Mission Meridian, 801 Meridian Ave., South Pasadena, CA 90013 Sonora Hi-Def System owned by Dinamo with a value of $5000

                                    EXHIBIT D

                   Description Of Liens Against Dinamo Assets
                   ------------------------------------------

1. A general lien for $125,000.00 in favor of Empirical Systems, Inc., an Ohio Corporation, against the equipment, contracts and receivables of Dinamo Entertainment, Inc. It is perfected by the filing of a UCC1 with the State of California.

2. A lien for $45,200.00 in favor of Sherman & Company against the Right of Entry contract for The Remington Plaza characterized as an equipment lease.


Note! This Asset Purchase Agreement calls for item 1 above to be assumed by Multiband and converted as follows: $75,000 to be paid to Empirical Systems, Inc. at closing and $50,000 to be converted to Multiband Corporation Registered Common Stock at market price.

Item 2 above to be assumed by Multiband Corporation at closing and paid as agreed in the lease agreement.

EXHIBIT E
---------

                                  Bill of Sale
                                  ------------

         KNOW ALL MEN BY THESE PRESENTS, that Dinamo Entertainment, Inc. a California Corporation (the "Seller"), for good and valuable consideration paid by Multiband Corporation, a Minnesota corporation (the "Buyer") pursuant to a Cable System Acquisition Agreement dated as of August _, 2005 (the "Acquisition Agreement") inter alia, has, as of the close of business this day, sold, conveyed transferred and assigned and by these presents does, as of the close of business this day, hereby sell, convey transfer and assign to the Buyer all of its right, title and interests in, to and under all of the personal property included in the Cable Systems and Cable Agreements (as such term is defined in the Acquisition Agreement and as such personal property is set forth in Exhibit "A" attached thereto) located on the Properties (as defined in the Acquisition Agreement). Such personal property is being sold, conveyed, transferred and assigned pursuant hereto subject to the representations and warranties contained in the Acquisition Agreement.

         TO HAVE AND TO HOLD, the entire right, title and interest in and to the personal property herby sold, conveyed, transferred and assigned to the Buyer for its own use, benefit and behalf forever.

         IN WITNESS WHEREOF, the Seller has executed and delivered this Bill of Sale on the 26th day of August 2005


                                          SELLER
                                          Dinamo Entertainment, Inc.


                                          By:________________________________
                                          Print Name:   Morris Eisenman
                                          Title:   Chief Executive Officer

                                    Exhibit F

                                   Cash Flows
                                   ----------

                                    Exhibit G

                               List of Subscribers
                               -------------------

10364 Almayo, 10364 Almayo, Los Angeles, CA 90024  BULK - 24 subs

Beverly Hills Hamptons, 234 South Gale Dr. & 235 South Tower, Beverly Hills,
CA 90211   BULK - 49 subs

Ocean Plaza, 531 Esplanade, Redondo Beach, CA 90277  BULK - 80 subs

The Remington Plaza, 10727 Wilshire Blvd., Los Angeles, CA 90024  BULK - 98 subs

Sorrento Grill, 723 Pallisades Beach Road, Santa Monica, CA 90402 BULK - 25 subs

Views of the Pacific, 1775 Ohio, Long Beach, CA 90804 BULK - 59 subs

Westwood Diplomat, 1840 Veteran Avenue, Los Angeles, CA 90025 BULK - 24 subs

15057 Burbank, 15057 Burbank, Van Nuys, CA 91411     17 subs

Continental Building, 408 S. Spring, Los Angeles, CA 90013    38 subs

Hellman Building, 411 S. Main, Los Angeles, CA 90013 95 subs

Highland Terraces, 1940 N. Highland, Los Angeles, CA 90068     73 subs

San Fernando Building, 400 S. Main, Los Angeles, CA 90013     70 subs

Vista Montoya, 1118 Valencia & 1119 Albany & 1425 W. 12th Street, Los Angeles, CA 90015 54 subs

908 Alfred, 908 North Alfred, Los Angeles, CA 90015 5 subs

910 Alfred, 910 North Alfred, Los Angeles, CA 90069 3 subs

916 Alfred, 916 North Alfred, Los Angeles, CA 90069 7 subs

Villa Cardiff, 1118 South Cardiff, Los Angeles, CA 90035 4 subs

The Tuscany, 11022 Aqua Vista, Los Angeles, CA 91602 11 subs

Brentana Court, 11636 Montana Avenue, Los Angeles, CA 90272 9 subs

Briarcliff Condominiums, 8701 Delganey Avenue, Playa Del Rey, CA 90293 24 subs

Brookside Village, 621 South Prospect, Redondo Beach, CA 90277  28 subs

Casa Bahia, 535 and 555 Esplanade, Redondo Beach, CA 90277  10 subs

Casa Serena, 420 South Madison Avenue, Pasadena, CA 91101   5 subs

Colony at Westwood, 1440 Veteran, Los Angeles, CA 90024    38 subs

Excelsior, 575 South Barrington Avenue, Los Angeles, CA 90049 11 subs

900 Euclid, 900 Euclid Street, Santa Monica, CA 90405  18 subs

Florentine Towers, 8710 Delgany Street, Playa Del Rey, CA 90293  9 subs

French Quarter, 5674 Windsor Way, Culver City, CA 90230  16 subs

Green Valley Circle, 5870 Green Valley Circle, Los Angeles, CA 90230  36 subs

3619 Hughes Avenue Apartments, 3619 Hughes Avenue, Los Angeles, CA 90034   1 sub

Laurel Villa, 15000 Halldale Street, Gardena, CA 90247 8 subs

125 Montana, 125 Montana, Santa Monica, CA 90403 6 subs

Oak Villa Condominiums, 29500 Oak Street, Lomita, CA 90717 12 subs

101 Ocean Avenue, 101 Ocean Avenue, Santa Monica, CA 90402 7 subs

757 Ocean, 757 Ocean Avenue, Santa Monica, CA 90402 5 subs

Ocean Club, 1310 Ocean Avenue, Long Beach, CA 90802 11 subs

Orpheum Lofts, 842 & 846 South Broadway, Los Angeles, CA 90014  19 subs

Park Beverly, 221 South Gale Drive, Beverly Hills, CA 90211   4 subs

Rose Tree Condominiums, 111 South Orange Grove Blvd., Pasadena, CA 91105 13 subs

Salvation Army at 2726 Reservoir, 2722, 2726 & 2730 Reservoir Street, Los Angeles, CA 90026 7 sub (residential retail)

Sea View Collection, 3002 3rd Street, Santa Monica, CA 90405  15 subs

Sea View Condos, 2115 3rd Street, Santa Monica, CA 90405      13 subs

Sea View Condominiums, 2913 3rd Street, Santa Monica, CA 90405   7 subs

Sea Colony III, 1 Ocean Park Blvd., Santa Monica, CA 90405   50 subs

The Verona, 11115 Aqua Vista, Studio City, CA 91602  30 subs

Toy Loft Condominiums, 214 South Santa Fe, Los Angeles, CA 90012   16 subs

Venice Art Lofts, 615 Hampton Drive, Los Angeles, CA 90291  10 subs

Valley Circle Townhomes, 6855 Valley Circle Drive, West Hills, CA 91307  22 subs

Via Dolce Townhomes, 5100 Via Dolce and 306 Bora Bora Way, Marina Del Rey, CA 90292 17 subs

Wellesley Ash Condominiums, 1245 Wellesley, Los Angeles, CA 90025 2 subs

Wilshire Barrington, 1242 and 1262 South Barrington, Los Angeles, CA 90025
13 subs

Windsor Townhomes, 21201-21157 Lassen Street, Chatsworth, CA 91311
13 subs

Wynnbriar Townhomes, 6151Canterberry Drive, Culver City, CA 90230  13 subs

California State University, Los Angeles, 5300 Paseo Rancho Castillo, Los Angeles, CA 90032 192 SMATV + 40 digital overlay

Little Tokyo Lofts, 420 South San Pedro, Los Angeles, CA 90013 162 SMATV + 43 digital overlay

PV Victoria, 6758 Los Verdes Drive, Rancho Palos Verdes, CA 90275 390 SMATV + 43 digital overlay

Windsor Gardens Healthcare Center of the Valley, 13000 Victory Blvd., North Hollywood, CA 91606 42 SMATV

Azzurra, 13700 Marina Point Drive, Los Angeles, CA 90292  450 SMATV

International Village, 1100 Everton Place, Riverside, CA 92507  94 SMATV

Burbank Village Walk, 150 San Fernando Blvd., Burbank, CA 91502   140 BULK

Gardens at Darlington, 11863 Darlington Ave., Los Angeles, CA 90025 13 subs

14322 Dickens, 14322 Dickens, Sherman Oaks, CA 91403  1 sub

1630 N. Swall Drive, 1630 N. Swall, Beverly Hills, CA 90211  1 sub

Douglas Building, 257 Spring Street, Los Angeles, CA 90012  0 subs

SeaHaus Condominiums, 5509 La Jolla, La Jolla, CA 92037  1 sub

Metrome, 1150 J Street, San Diego, CA 92101 0 subs

Mission Meridian, 801 Meridian Ave., South Pasadena, CA 90013  2 subs

Total subscribers 2861 +
7 residential retail subscribers

                                    Exhibit H

                    Employment Agreement for Morris Eisenman
                    ----------------------------------------

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into effective the 1st day of September, 2005 by and between Multiband Corporation ("Employer") and Morris Eisenman ("Employee").

WITNESSETH:

WHEREAS, Employer desires to employ in the capacity and on the terms and conditions hereinafter set forth, and Employee has agreed to accept such employment;

NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties hereto agree as follows:

         1. Employment Relationship. Employer hereby employs Employee as Southwest Regional Manager and Director of Business Development of Employer. Employee accepts such employment and agrees to perform such duties as may be reasonably requested by Employer, as directed by Employer. Employee's job description is set forth in Exhibit A attached hereto and incorporated herein.

         2. Terms of Employment. Employee shall be employed for a term of two years and three months, subject to the termination provisions contained in Paragraph 8 herein, beginning September 1, 2005 and ending November 30 , 2007.

         3. Compensation and Fringe Benefits. For all services rendered by Employee to Employer in any capacity, Employee shall be compensated in accordance with the terms set forth in this section and in Exhibit B, which is attached hereto and made a part hereof. Employee shall be entitled to participate in and to be covered by a profit-sharing, pension, life insurance, accident insurance, health insurance, hospitalization and any other employee benefit plan effective with respect to employees of Employer only to the extent he/she shall be eligible and qualify under the terms of such plans.

         4. Indemnification. As a further consideration of accepting employment with Employer, Employer agrees to indemnify Employee in the manner and to the full extent permitted or authorized by the By-Laws of Employer.

         5. Authorized Expenses. Employee shall incur expenses in connection with the business of the Employer only when authorized by the CEO or other executive officer of Employer. When Employee is authorized to incur such expenses, the Employer will reimburse Employee for all such reasonable expenses upon presentation by Employee, of an itemized account of such expenditures. All expenses to be incurred which exceed $100.00 require verbal or written preapproval by either the CEO or the CFO. Employee agrees to re-pay or reimburse the Employer, on demand, for any expenses which are disallowed as a deduction for Federal or State income income tax purposes. In addition, Employer shall reimburse the Employee for Employee's travel expenses, where such travel is authorized or required by Employer.

         6. Confidential Nature of Employer's Business-Non-Disclosure. Employee acknowledges that he may receive or contribute to the production of Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall be mean information or material proprietary to Employer or designated as Confidential Information by Employer and not generally known by non-Employer personnel, of or to which the undersigned develop or of which the undersigned may obtain knowledge or access throughout as a result to the undersigned's relationship with Employer (including information conceived, originated, discovered or developed in whole or in part by the undersigned). The Confidential information includes, but is not limited to, the following types of information and other forms of information of a similar nature (whether or not reduced to writing): discoveries, ideas, concepts, software in various stages of development diagrams, flow charts, research, development, diagrams, flow charts, research, development, processes, procedures, "know-how", marketing techniques and materials, marketing and development plans, customer names and other information related of customers, price lists, pricing policies and financial information. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as Confidential Information, whether or not owned by or developed by Employer.

INFORMATION PUBLICLY KNOWN THAT IS GENERALLY EMPLOYED BY THE TRADE AT OR AFTER THE TIME THE UNDERSIGNED FIRST LEARNS OF SUCH INFORMATION, OR GENERIC INFORMATION OR KNOWLEDGE WHICH THE UNDERSIGNED WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT OR WORK ELSEWHERE IN THE TRADE SHALL NOT BE DEEMED PART OF THE CONFIDENTIAL INFORMATION. Employee further agrees:

         A. To furnish Employer on demand, at any time during or after employment, a complete list of the names and addresses of all persons which Employee known has dealt with, are dealing with or propose to deal with Employer, including present, former and potential customers and other contacts gained while in the employ of Employer, whether or not on possession or within the knowledge of Employer. Such information may be disclosed by periodic reports to Employer during employment

         B. All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any confidential Information shall belong exclusively to Employer and Employee agrees to turn over all copies of such material in Employees' control to Employer upon request or upon termination of Employee's employment with Employer.

         C. That during his employment by Employer and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information for any purpose, except in the course of the undersigned's work for Employer.

         D. That inventions or ideas in whole or in part conceived of or made by Employee during or after the term of his/her employment or relationship with employer which are made through the use of Employer's equipment, facilities, trade secret or time, or which result from any work performed by Employee for Employer, shall belong exclusively to Employer and be deemed a part of the Confidential Information for purposes of this agreement. Employee hereby assigns and agrees to assign to Employer all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise.

                  Employee shall acknowledge and deliver to Employer without charge to Employer, (but at its expense) such written instruments and to do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary on the opinion of Employer to obtain patents or copyrights or to otherwise protect or vest entire right and title in and to confidential in Employer.

         E. That he has been given a copy of and has reviewed chapter 325C of Minnesota status, known as the MINNESOTA UNIFORM TRADE SECRETS ACT (the "Act") and acknowledges that violation of the act or of his/her agreements, covenants and representations contained in this Agreement may give rise of a cause of action of favor of Multiband against him/her for general and special damages.

         7. Vacations. Employee shall be entitled each year to a vacation as stated on Exhibit C, attached hereto and incorporated herein.

         8.       Termination of Employment.

                  i) Employee's employment may be terminated immediately by Employer upon written notice to Employee for the following causes:

                  a. Commission of a crime; or an act or omission involving
                     dishonesty, disloyalty or fraud;

                  ii) Employee's employment may be terminated by Employer upon written notice to Employee of need to cure the following, and a failure to do so within 60 days:

                  a Material failure to perform Employee's duties in accordance with this Agreement; or

                  b. Violation of any material Company policy of Employer's.

                  iii) Employee's employment may be terminated without cause upon 30 days written notice to Employee from Employer.

                  a. Termination without cause shall not relieve Employer of the responsibility to compensate Employee for the entire contractual period in so far as base wages, which may continue to be paid monthly until the end of the contractual term or may be paid in one lump sum at termination.

                  iv) Any commissions due at termination, whether for cause or without cause, or that will become due within 90 days of termination for a project substantially complete as of the date of termination shall be paid at the next regular pay date after due.

         9.       Omitted

         10. Covenant Not to Compete. During the term of this agreement and for a period of one (1) year from the date of termination of his employment with Employer, for any reason whatsoever, Employee will not, directly or indirectly on his own behalf or as a partner, officer, employee, consultant, agent, shareholder, director or trustee of any person, firm, corporation or other entity, engage or participate in any business which engages or participates in the sale, installation or service of equipment of voice, data and/or video products and services on the date of such termination of employment in the County of Los Angeles in the State of California, or call upon otherwise solicit any account of Employer, wherever they may be located, or permit his/her name to be used in connection with any such business or solicitation. The provisions of this paragraph shall not apply after termination in the event Employee is terminated without cause.

         11. Independent Covenants. The covenants on the part of employee contained in paragraphs 6 and 10 shall be constructed as Agreement independent of any other provisions in this Agreement; and it is agreed that relief for any claim or case of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall be measured in damages and shall not constitute a defenses to enforcement by Employee of those covenants.

         12. Injunctive Relief: Attorneys Fees. In recognition of the irreparable harm that violation of the covenants of Paragraph 6 & 10 would cause Employer, Employee agrees that in addition to any relief afforded by law, an injunction against such violation or violations may be issued against him/her and every other person concerned hereby, it being understood by the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such violation the Employee agrees to pay the reasonable attorney fees incurred by Employer in pursuing any of its rights with respect to such violation, in addition to the actual damages sustained by Employer as a result thereof.

         13. Notices. All notices given hereunder shall be in writing and shall be personally served or sent by registered or certified mail, return receipt requested. Notices to Employer shall be given to Employer at its corporate headquarters which as of the date of this Agreement is 9449 Science Center Drive, New Hope, MN 55428. Notices to Employee shall be given to Employee at his residence, 1605 Eolus, Encinitas, CA 92024. Notices to Employer or Employees shall be sent to such other address as Employer or Employee shall specify in writing to the other.

         14.      Miscellaneous.

                  A. The term "subsidiary" shall mean any corporation partnership or other business entity on which Employer has a significant financial interest, or which Employer directly or indirectly, though one or more intermediaries officers or employees, controls, or is controlled by, or is under common control with.

                  B. This Agreement is the entire Agreement between the parties concerning the subject matter hereof and supersedes and replaces any existing Agreement between the parties hereto relating to the employee's employment. Employer and Employee hereby acknowledge that there are not Agreements or understandings of any nature, oral or written, regarding Employee's employment, apart from this Agreement.

                  C. No failure on the part of Employer or Employee to exercise, and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder by Employer or Employee preclude any other or further exercise thereof of the exercise of any other right.

                  D. It is further agreed and understood by the parties hereto that if any part, term or provisions of this contract should be held unenforceable in the jurisdiction in which either party seeks enforcement of the contract, it shall be construed as if not containing the invalid provisions shall govern the rights and obligations of the parties.

                  E. This contract shall be construed and enforced in accordance with the laws of the State of California.

                  F. This agreement is personal in nature and cannot be assigned by Employee. The terms, conditions and covenants herein shall be binding upon the heirs and personal representatives of employee, and the successors, assigns of Employer and any subsidiary of Employer.

IN THE WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          Multiband Corporation


                                          By
                                             -----------------------------------

                                          EMPLOYEE

                                          --------------------------------------
                                          EMPLOYER

Exhibit A:

Job Description:           Performs the functions of Business Development in
                           Southern California, including but not limited to the San Diego and Los Angeles marketplace and Regional
                           Management for the Southwest Region.

Essential Duties and Responsibilities

      1.    Responsible for the profitability of the Southwest Region.
      2. Obtain Right of Entry Agreements on Employers behalf in the California market.
      3.    Maintain an ongoing relationship with the property
      4.    Complete additional duties and projects as assigned.

Exhibit B:

Compensation
Annual Salary: $90,000 paid bi-weekly while Employee is employed with Employer

Incentives
----------
Non-Exclusive DTH Properties: $5.00 per door per video service launched, $10 per door per internet or telephone service launched

Exclusive DTH Properties: $10.00 per door per video service launched, $10 per door per internet or telephone service launched

Bulk: $15 per door per bulk video service launched, $10 per door per internet or telephone service launched

Property Investment Incentive:
Employee earns 2.5% of the initial investment made by the property in the contract. By way of example, if a property invested $10,000 in a 100 unit property, employee earns $250.

Regional EBITDA Incentive
2% of profitability of the Southwest Region beginning in January 2006 (California, Nevada & Arizona).


All incentives are one time payments only.
There shall be no incentives paid with regards to video subscribers purchased and/or cable agreements or right of entries obtained pursuant to the asset purchase agreement entered into between Dinamo Entertainment and Multiband Corporation. Internet or telephone subscribers added at the acquired properties shall be subject to normal incentives enumerated above.

San Diego Office Allowance
Employee while employed by Employer receives a reimbursement of $1500 per month for use of an office in his primary residence in Encinitas and pays for all necessary normal office/telephone/fax and incidental expenses.

Employee's Auto Lease Allowance
Employee while employed by Employer receives a reimbursement of $500 per month towards his existing automobile lease.


Employee also qualifies for company benefits and stock options that may be available.



Exhibit C:

Vacation

Employee shall be entitled to an annual paid vacation of two weeks, which may be scheduled in one block, in two one week increments or otherwise by agreement.



---------------------------------            -----------------------------------
Employer                                     Employee

                                    Exhibit I

                     Employment Agreement for Jim Zaphiriou
                     --------------------------------------

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into effective the 1st day of September, 2005 by and between Multiband Corporation ("Employer") and Jim Zaphiriou ("Employee").

WITNESSETH:

WHEREAS, Employer desires to employ in the capacity and on the terms and conditions hereinafter set forth, and Employee has agreed to accept such employment;

NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties hereto agree as follows:

         1. Employment Relationship. Employer hereby employs Employee as a Salesman of Employer. Employee accepts such employment and agrees to perform such duties as may be reasonably requested by Employer, as directed by Employer. Employee's job description is set forth in Exhibit A attached hereto and incorporated herein.

         2. Terms of Employment. Employee shall be employed for a term of one year , subject to the termination provisions contained in Paragraph 8 herein, beginning September 1, 2005 and ending August 31, 2006.

         3. Compensation and Fringe Benefits. For all services rendered by Employee to Employer in any capacity, Employee shall be compensated in accordance with the terms set forth in this section and in Exhibit B, which is attached hereto and made a part hereof. Employee shall be entitled to participate in and to be covered by a profit-sharing, pension, life insurance, accident insurance, health insurance, hospitalization and any other employee benefit plan effective with respect to employees of Employer only to the extent he/she shall be eligible and qualify under the terms of such plans.

         5. Indemnification. As a further consideration of accepting employment with Employer, Employer agrees to indemnify Employee in the manner and to the full extent permitted or authorized by the By-Laws of Employer.

         5. Authorized Expenses. Employee shall incur expenses in connection with the business of the Employer only when authorized by the CEO or other executive officer of Employer. When Employee is authorized to incur such expenses, the Employer will reimburse Employee for all such reasonable expenses upon presentation by Employee, of an itemized account of such expenditures. All expenses to be incurred which exceed $100.00 require verbal or written pre-approval by either the CEO or the CFO. Employee agrees to re-pay or reimburse the Employer, on demand, for any expenses which are disallowed as a deduction for Federal or State income income tax purposes. In addition,

                  Employer shall reimburse the Employee for Employee's travel expenses, where such travel is authorized or required by Employer.

         6. Confidential Nature of Employer's Business-Non-Disclosure. Employee acknowledges that he may receive or contribute to the production of Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall be mean information or material proprietary to Employer or designated as Confidential Information by Employer and not generally known by non-Employer personnel, of or to which the undersigned develop or of which the undersigned may obtain knowledge or access throughout as a result to the undersigned's relationship with Employer (including information conceived, originated, discovered or developed in whole or in part by the undersigned). The Confidential information includes, but is not limited to, the following types of information and other forms of information of a similar nature (whether or not reduced to writing): discoveries, ideas, concepts, software in various stages of development diagrams, flow charts, research, development, diagrams, flow charts, research, development, processes, procedures, "know-how", marketing techniques and materials, marketing and development plans, customer names and other information related of customers, price lists, pricing policies and financial information. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as Confidential Information, whether or not owned by or developed by Employer.

INFORMATION PUBLICLY KNOWN THAT IS GENERALLY EMPLOYED BY THE TRADE AT OR AFTER THE TIME THE UNDERSIGNED FIRST LEARNS OF SUCH INFORMATION, OR GENERIC INFORMATION OR KNOWLEDGE WHICH THE UNDERSIGNED WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT OR WORK ELSEWHERE IN THE TRADE SHALL NOT BE DEEMED PART OF THE CONFIDENTIAL INFORMATION. Employee further agrees:

         A. To furnish Employer on demand, at any time during or after employment, a complete list of the names and addresses of all persons which Employee known has dealt with, are dealing with or propose to deal with Employer, including present, former and potential customers and other contacts gained while in the employ of Employer, whether or not on possession or within the knowledge of Employer. Such information may be disclosed by periodic reports to Employer during employment

         B. All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any confidential Information shall belong exclusively to Employer and Employee agrees to turn over all copies of such material in Employees' control to Employer upon request or upon termination of Employee's employment with Employer.

         C. That during his employment by Employer and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information for any purpose, except in the course of the undersigned's work for Employer.

         D. That inventions or ideas in whole or in part conceived of or made by Employee during or after the term of his/her employment or relationship with employer which are made through the use of Employer's equipment, facilities, trade secret or time, or which result from any work performed by Employee for Employer, shall belong exclusively to Employer and be deemed a part of the Confidential Information for purposes of this agreement. Employee hereby assigns and agrees to assign to Employer all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise.

                  Employee shall acknowledge and deliver to Employer without charge to Employer, (but at its expense) such written instruments and to do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary on the opinion of Employer to obtain patents or copyrights or to otherwise protect or vest entire right and title in and to confidential in Employer.

         E. That he has been given a copy of and has reviewed chapter 325C of Minnesota status, known as the MINNESOTA UNIFORM TRADE SECRETS ACT (the "Act") and acknowledges that violation of the act or of his/her agreements, covenants and representations contained in this Agreement may give rise of a cause of action of favor of Multiband against him/her for general and special damages.

         7. Vacations. Employee shall be entitled each year to a vacation as stated on Exhibit C, attached hereto and incorporated herein.

         8.       Termination of Employment.

                  i) Employee's employment may be terminated immediately by Employer upon one day's written notice to Employee for the following causes:

                  a Commission of a crime; or an act or omission involving dishonesty, disloyalty or fraud;

                  ii) Employee's employment may be terminated by Employer upon thirty days written notice to Employee of need to cure the following, and a failure to do so within said thirty days:

                  a Material failure to perform Employee's duties in accordance with this Agreement; or

                  b  Violation of any material Company policy of Employer's.

                  iii) Employee's employment may be terminated without cause upon 30 days written notice to Employee from Employer.

                  iv) Any commissions due at termination, whether for cause or without cause, or that will become due within 90 days of termination for a project substantially complete as of the date of termination shall be paid at the next regular pay date after due.

         9.       Omitted

         10. Covenant Not to Compete. During the term of this agreement and for a period of one (1) year from the date of termination of his employment with Employer, for any reason whatsoever, Employee will not, directly or indirectly on his own behalf or as a partner, officer, employee, consultant, agent, shareholder, director or trustee of any person, firm, corporation or other entity, engage or participate in any business which engages or participates in the sale, installation or service of equipment of voice, data and/or video products and services on the date of such termination of employment in the County of Los Angeles in the State of California, or call upon otherwise solicit any account of Employer, wherever they may be located, or permit his/her name to be used in connection with any such business or solicitation. The provisions of this paragraph shall not apply after termination in the event Employee is terminated without cause.

         12. Independent Covenants. The covenants on the part of employee contained in paragraphs 6 and 10 shall be constructed as Agreement independent of any other provisions in this Agreement; and it is agreed that relief for any claim or case of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall be measured in damages and shall not constitute a defenses to enforcement by Employee of those covenants.

         12. Injunctive Relief: Attorneys Fees. In recognition of the irreparable harm that violation of the covenants of Paragraph 6 & 10 would cause Employer, Employee agrees that in addition to any relief afforded by law, an injunction against such violation or violations may be issued against him/her and every other person concerned hereby, it being understood by the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such violation the Employee agrees to pay the reasonable attorney fees incurred by Employer in pursuing any of its rights with respect to such violation, in addition to the actual damages sustained by Employer as a result thereof.

         13. Notices. All notices given hereunder shall be in writing and shall be personally served or sent by registered or certified mail, return receipt requested. Notices to Employer shall be given to Employer at its corporate headquarters which as of the date of this Agreement is 9449 Science Center Drive, New Hope, MN 55428. Notices to Employee shall be given to Employee at his residence, _______________________. Notices to Employer or Employees shall be sent to such other address as Employer or Employee shall specify in writing to the other.

         14.      Miscellaneous.

                  A. The term "subsidiary" shall mean any corporation partnership or other business entity on which Employer has a significant financial interest, or which Employer directly or indirectly, though one or more intermediaries officers or employees, controls, or is controlled by, or is under common control with.

                  B. This Agreement is the entire Agreement between the parties concerning the subject matter hereof and supersedes and replaces any existing Agreement between the parties hereto relating to the employee's employment. Employer and Employee hereby acknowledge that there are not Agreements or understandings of any nature, oral or written, regarding Employee's employment, apart from this Agreement.

                  C. No failure on the part of Employer or Employee to exercise, and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder by Employer or Employee preclude any other or further exercise thereof of the exercise of any other right.

                  D. It is further agreed and understood by the parties hereto that if any part, term or provisions of this contract should be held unenforceable in the jurisdiction in which either party seeks enforcement of the contract, it shall be construed as if not containing the invalid provisions shall govern the rights and obligations of the parties.

                  E. This contract shall be construed and enforced in accordance with the laws of the State of California.

                  F. This agreement is personal in nature and cannot be assigned by Employee. The terms, conditions and covenants herein shall be binding upon the heirs and personal representatives of employee, and the successors, assigns of Employer and any subsidiary of Employer.

IN THE WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                             Multiband Corporation


                                             By
                                                --------------------------------

                                             EMPLOYEE


                                             -----------------------------------
                                             EMPLOYER

Exhibit A:

Job Description:      Performs the functions of on-site sales to grow property
                      penetration in attached property list which may be amended from time to time based on property launches, and engages in Business Development in the Los Angeles area.

Essential Duties and Responsibilities

      1     Manage the relationship with on-site managers and tenants in assigned properties to maximize subscriber penetration.
      2     Assist in marketing campaigns and new property launches.
      3     Maintain a high level of customer satisfaction to assure subscriber growth.
      4     Obtain Right of Entry Agreements on Employers behalf in the Los
            Angeles market.
      5     Perform other duties and tasks that may be assigned in the
            California marketplace.


Exhibit B:

Compensation
Annual Salary: $60,000 paid bi-weekly while Employee is employed with Employer

Incentives
----------
Non-Exclusive DTH Properties: $5.00 per door per video service launched, $10 per door per internet or telephone service launched

Exclusive DTH Properties: $10.00 per door per video service launched, $10 per door per internet or telephone service launched

Bulk: $15 per door per bulk video service launched, $10 per door per internet or telephone service launched

Property Investment Incentive:
Employee earns 2.5% of the initial investment made by the property in the contract. By way of example, if a property invested $10,000 in a 100 unit property, employee earns $250.

All incentives are one time payments only.
There shall be no incentives paid with regards to video subscribers purchased and/or cable agreements or right of entries obtained pursuant to the asset purchase agreement entered into between Dinamo Entertainment and Multiband Corporation. Internet or telephone subscribers added at the acquired properties shall be subject to normal incentives enumerated above.

Employee also qualifies for company benefits and stock options that may be available.

Exhibit C:

Vacation

Employee shall be entitled to an annual paid vacation of two weeks, which may be scheduled in one block, in two one week increments or otherwise by agreement.




--------------------------------              ----------------------------------
Employer                                      Employee

                                    Exhibit J

                      Employment Agreement for Dave Nelson
                      ------------------------------------

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into effective the 1st day of September, 2005 by and between Multiband Corporation ("Employer") and Dave Nelson ("Employee").

WITNESSETH:

WHEREAS, Employer desires to employ in the capacity and on the terms and conditions hereinafter set forth, and Employee has agreed to accept such employment;

NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties hereto agree as follows:

         1. Employment Relationship. Employer hereby employs Employee as a Technician of Employer. Employee accepts such employment and agrees to perform such duties as may be reasonably requested by Employer, as directed by Employer. Employee's job description is set forth in Exhibit A attached hereto and incorporated herein.

         2. Terms of Employment. Employee shall be employed for a term of one year, subject to the termination provisions contained in Paragraph 8 herein, beginning September 1, 2005 and ending August 31 , 2006.

         3. Compensation and Fringe Benefits. For all services rendered by Employee to Employer in any capacity, Employee shall be compensated in accordance with the terms set forth in this section and in Exhibit B, which is attached hereto and made a part hereof. Employee shall be entitled to participate in and to be covered by a profit-sharing, pension, life insurance, accident insurance, health insurance, hospitalization and any other employee benefit plan effective with respect to employees of Employer only to the extent he/she shall be eligible and qualify under the terms of such plans.

         4. Extended Employment. In the event there is a second year of Employment negotiated, the terms of the new Agreement may not be less than the terms of this Agreement in all respects, including but not limited to compensation and additional consideration for non-competition.

         6. Indemnification. As a further consideration of accepting employment with Employer, Employer agrees to indemnify Employee in the manner and to the full extent permitted or authorized by the By-Laws of Employer.

         5. Authorized Expenses. Employee shall incur expenses in connection with the business of the Employer only when authorized by the CEO or other executive officer of Employer. When Employee is authorized to incur such expenses, the Employer will reimburse Employee for all such reasonable expenses upon presentation by Employee, of an itemized account of such expenditures. All expenses to be incurred which exceed $100.00 require verbal or written preapproval by either the CEO or the CFO. Employee agrees to re-pay or reimburse the Employer, on demand, for any expenses which are disallowed as a deduction for Federal or State income income tax purposes. In addition, Employer shall reimburse the Employee for Employee's travel expenses, where such travel is authorized or required by Employer.

         6. Confidential Nature of Employer's Business-Non-Disclosure. Employee acknowledges that he may receive or contribute to the production of Confidential Information. For purposes of this Agreement, Employee agrees that "Confidential Information" shall be mean information or material proprietary to Employer or designated as Confidential Information by Employer and not generally known by non-Employer personnel, of or to which the undersigned develop or of which the undersigned may obtain knowledge or access throughout as a result to the undersigned's relationship with Employer (including information conceived, originated, discovered or developed in whole or in part by the undersigned). The Confidential information includes, but is not limited to, the following types of information and other forms of information of a similar nature (whether or not reduced to writing): discoveries, ideas, concepts, software in various stages of development diagrams, flow charts, research, development, diagrams, flow charts, research, development, processes, procedures, "know-how", marketing techniques and materials, marketing and development plans, customer names and other information related of customers, price lists, pricing policies and financial information. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as Confidential Information, whether or not owned by or developed by Employer.

INFORMATION PUBLICLY KNOWN THAT IS GENERALLY EMPLOYED BY THE TRADE AT OR AFTER THE TIME THE UNDERSIGNED FIRST LEARNS OF SUCH INFORMATION, OR GENERIC INFORMATION OR KNOWLEDGE WHICH THE UNDERSIGNED WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT OR WORK ELSEWHERE IN THE TRADE SHALL NOT BE DEEMED PART OF THE CONFIDENTIAL INFORMATION. Employee further agrees:

         A. To furnish Employer on demand, at any time during or after employment, a complete list of the names and addresses of all persons which Employee known has dealt with, are dealing with or propose to deal with Employer, including present, former and potential customers and other contacts gained while in the employ of Employer, whether or not on possession or within the knowledge of Employer. Such information may be disclosed by periodic reports to Employer during employment

         B. All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any confidential Information shall belong exclusively to Employer and Employee agrees to turn over all copies of such material in Employees' control to Employer upon request or upon termination of Employee's employment with Employer.

         C. That during his employment by Employer and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information for any purpose, except in the course of the undersigned's work for Employer.

         D. That inventions or ideas in whole or in part conceived of or made by Employee during or after the term of his/her employment or relationship with employer which are made through the use of Employer's equipment, facilities, trade secret or time, or which result from any work performed by Employee for Employer, shall belong exclusively to Employer and be deemed a part of the Confidential Information for purposes of this agreement. Employee hereby assigns and agrees to assign to Employer all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise.

                  Employee shall acknowledge and deliver to Employer without charge to Employer, (but at its expense) such written instruments and to do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary on the opinion of Employer to obtain patents or copyrights or to otherwise protect or vest entire right and title in and to confidential in Employer.

         E. That he has been given a copy of and has reviewed chapter 325C of Minnesota status, known as the MINNESOTA UNIFORM TRADE SECRETS ACT (the "Act") and acknowledges that violation of the act or of his/her agreements, covenants and representations contained in this Agreement may give rise of a cause of action of favor of Multiband against him/her for general and special damages.

         7. Vacations. Employee shall be entitled each year to a vacation as stated on Exhibit C, attached hereto and incorporated herein.

         8.       Termination of Employment.

                  i) Employee's employment may be terminated immediately by Employer upon one days written notice to Employee for the following causes:

                  a Commission of a crime; or an act or omission involving dishonesty, disloyalty or fraud;

                  ii) Employee's employment may be terminated by Employer upon seven days written notice to Employee of need to cure the following, and a failure to do so within said seven days:

                  a Material failure to perform Employee's duties in accordance with this Agreement; or

                  b  Violation of any material Company policy of Employer's.

                  iii) Employee's employment may be terminated without cause upon 30 days written notice to Employee from Employer.

         9.       Omitted

         10. Covenant Not to Compete. During the term of this agreement with Employer, for any reason whatsoever, Employee will not, directly or indirectly on his own behalf or as a partner, officer, employee, consultant, agent, shareholder, director or trustee of any person, firm, corporation or other entity, engage or participate in any business which engages or participates in the sale, installation or service of equipment of voice, data and/or video products and services on the date of such termination of employment in the County of Los Angeles in the State of California, or call upon otherwise solicit any account of Employer, wherever they may be located, or permit his/her name to be used in connection with any such business or solicitation. The provisions of this paragraph shall not apply after termination in the event Employee is terminated without cause. For a period of one year after the termination of his employment with Employer, Employee shall not call upon, perform work for and/or otherwise solicit any account of Employer's, wherever they may be located, or permit his name to be used in connection with any such business or solicitation.

         13. Independent Covenants. The covenants on the part of employee contained in paragraphs 6 and 10 shall be constructed as Agreement independent of any other provisions in this Agreement; and it is agreed that relief for any claim or case of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall be measured in damages and shall not constitute a defenses to enforcement by Employee of those covenants.

         12. Injunctive Relief: Attorneys Fees. In recognition of the irreparable harm that violation of the covenants of Paragraph 6 & 10 would cause Employer, Employee agrees that in addition to any relief afforded by law, an injunction against such violation or violations may be issued against him/her and every other person concerned hereby, it being understood by the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such violation the Employee agrees to pay the reasonable attorney fees incurred by Employer in pursuing any of its rights with respect to such violation, in addition to the actual damages sustained by Employer as a result thereof.

         13. Notices. All notices given hereunder shall be in writing and shall be personally served or sent by registered or certified mail, return receipt requested. Notices to Employer shall be given to Employer at its corporate headquarters which as of the date of this Agreement is 9449 Science Center Drive, New Hope, MN 55428. Notices to Employee shall be given to Employee at his residence, _______________________. Notices to Employer or Employees shall be sent to such other address as Employer or Employee shall specify in writing to the other.

         14.      Miscellaneous.

                  A. The term "subsidiary" shall mean any corporation partnership or other business entity on which Employer has a significant financial interest, or which Employer directly or indirectly, though one or more intermediaries officers or employees, controls, or is controlled by, or is under common control with.

                  B. This Agreement is the entire Agreement between the parties concerning the subject matter hereof and supersedes and replaces any existing Agreement between the parties hereto relating to the employee's employment. Employer and Employee hereby acknowledge that there are not Agreements or understandings of any nature, oral or written, regarding Employee's employment, apart from this Agreement.

                  C. No failure on the part of Employer or Employee to exercise, and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder by Employer or Employee preclude any other or further exercise thereof of the exercise of any other right.

                  D. It is further agreed and understood by the parties hereto that if any part, term or provisions of this contract should be held unenforceable in the jurisdiction in which either party seeks enforcement of the contract, it shall be construed as if not containing the invalid provisions shall govern the rights and obligations of the parties.

                  E. This contract shall be construed and enforced in accordance with the laws of the State of California.

                  F. This agreement is personal in nature and cannot be assigned by Employee. The terms, conditions and covenants herein shall be binding upon the heirs and personal representatives of employee, and the successors, assigns of Employer and any subsidiary of Employer.

IN THE WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                              Multiband Corporation


                                              By
                                                 -------------------------------

                                              EMPLOYEE

                                              ----------------------------------
                                              EMPLOYER

Exhibit A:

Job Description:  Performs lead tech functions in southern California including, but not limited to infrastructure build-outs, system upgrades and system support.


Essential Duties and Responsibilities

        1    Installation of system infrastructure
        2    Provide system upgrades, i.e. adding HD, Internet or Voice applications
        3    System maintenance and support

Exhibit B:

Compensation
Annual Salary: $80,000 paid bi-weekly while Employee is employed with Employer

Dave Nelson shall also be paid $20,000. in 12 equal monthly payments, beginning August 2005 and ending July 2006 as additional consideration for Mr. Nelson's non-compete as contained in this Agreement.

Incentives
Employee qualifies for company benefits and stock options that may be available.

Service Vehicle or mileage allowance at Company's discretion subject to standard Company vehicle policies.

Exhibit C:

Vacation

Employee shall be entitled to an annual paid vacation of two weeks, which may be scheduled in one block, in two one week increments or otherwise by agreement.





----------------------------------           -----------------------------------
Employer                                     Employee

                                    Exhibit K

                                 PROMISSORY NOTE


FOR VALUE RECEIVED, Multiband Corporation, a Minnesota Corporation (Buyer/Debtor), promises to pay to the order of Dinamo Entertainment, Inc., a California Corporation (Seller/Creditor) the sum of six hundred thousand ($600,000) dollars together with interest at the fixed rate of 6% compounded monthly on any unpaid balance.

Said sum, inclusive of interest, shall be paid monthly beginning November ___, 2005. The monthly payment shall be fourteen thousand and ninety-one dollars ($14,091.00), based on a 48 month amortization schedule. A balloon payment of three hundred seventeen thousand nine hundred thirty-three dollars and seventy-four cents ($317,933.74) shall be due on November ___, 2007. Buyer/Debtor may prepay all or any part of the principal at any time without penalty.

Any payment due under this note that is not timely made within twenty (20) days of its due date shall be subject to a 2% penalty assessed on the amount due.

This note shall be fully payable upon demand of holder in the event Multiband Corporation shall default in making any payment due under this note within twenty (20) days of its due date three times within any twelve month period.

In the event of any default, Multiband Corporation agrees to pay all reasonable attorney fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the State of California.

The undersigned agree that until the principal and interest owed under this promissory note are paid in full, this note will be secured with a Uniform Commercial Code Financing statement giving Dinamo Entertainment, Inc. a security interest in the assets sold pursuant to this Agreement.

Executed this _________ day of August, 2005 at Minneapolis, Minnesota


By  Multiband Corporation


------------------------------------------------------------------------
By Jim Mandel, it's Chief Executive Officer



Seller/Creditor

Dinamo Entertainment, Inc.
1605 Eolus Avenue
Encinitas, CA  92024